UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2006
TRIZEC PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-16765 (Commission File Number)	33-0387846 (I.R.S. Employer Identification Number)

10 S. Riverside Plaza, Suite 1100, Chicago IL (Address of principal executive offices)	60606 (Zip Code)
Registrant’s telephone number, including area code:
(312) 798-6000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     New term loan
     On May 2, 2006, Trizec Properties, Inc. (“Trizec,” “we,” “us,” or “our”) and two of its subsidiaries, Trizec Partners Real Estate, LP (“TPRELP”) and Trizec Cal Holdings, LLC (“TCHLLC,” and together with TPRLEP,” the “Borrowers”), entered into a Credit Agreement (the “Term Loan Agreement”) with a group of lenders led by Deutsche Bank Securities Inc., as lead arranger and sole book-running manager (“DBSI”), and Deutsche Bank Trust Company Americas, as administrative agent (“DBTCA” and, together with DBSI, “Deutsche Bank”) to facilitate the consummation of our and our subsidiaries’ acquisition of the Arden Portfolio, as defined and more fully described under Item 2.01 of this Current Report on Form 8-K. Under the Term Loan Agreement, the Borrowers may borrow up to $1.3 billion in a single draw (the “Term Loan”). As described under Item 2.03 of this Current Report on Form 8-K, the Borrowers borrowed the entire $1.3 billion under the Term Loan concurrently with entering into the Term Loan Agreement. The Term Loan Agreement expires in May 2007 and has two 6-month extension options. We currently are the sole guarantor under the Term Loan but some of our subsidiaries may be required to become additional guarantors under certain circumstances in the future.
     The outstanding balance of the Term Loan is subject to an interest rate of LIBOR plus 1.40% during the initial one-year term, LIBOR plus 2.00% during the first extension period and LIBOR plus 2.50% during the second extension period. The Term Loan is collateralized by a first priority pledge of our indirect ownership interests in the Borrowers. Under the terms of the Term Loan Agreement, we are mandatorily required to use any and all of the net proceeds from sales of our assets, investments in us by joint venture partners, and debt or equity issuances by us or our subsidiaries to repay the outstanding amounts of the Term Loan. In addition, the Term Loan subjects us to certain financial covenants, including a total leverage ratio not exceeding 65% of our total assets, an interest coverage ratio of not less than 1.75x and a fixed charge coverage ratio of not less than 1.40x.
     Amendment to 2005 Unsecured Credit Facility
     To enable us and our subsidiaries to borrow the Term Loan and enter into the Term Loan Agreement, and to provide additional financial covenant flexibility, we and certain of our subsidiaries also entered into an amendment (the “Amendment”) to our amended and restated unsecured credit facility (the “2005 Unsecured Credit Facility”) on March 31, 2006 with DBTCA, as administrative agent, and various other lenders under our 2005 Unsecured Credit Facility. The Amendment became effective on May 2, 2006 upon, and only upon, the execution of the Term Loan Agreement as well as the satisfaction of certain conditions. The Amendment also contained a provision whereby the Amendment would have been void and would not have had any effect if the Term Loan Agreement had not been executed, and certain other conditions had not been satisfied, by July 31, 2006. The Amendment amended certain financial covenants under the 2005 Unsecured Credit Facility by: (a) reducing the minimum interest coverage ratio from 2.0x to 1.75x during the initial term of the 2005 Unsecured Credit Facility, but which ratio would revert back to 2.0x during the extension period; (b) reducing the minimum fixed charge coverage ratio from 1.5x to 1.4x, but reverting back to 1.5x during the extension period; and (c) permanently increasing the maximum permitted leverage ratio from 60% to 65%. The initial term of the 2005 Unsecured Credit Facility expires in October 2008, and has a one-year extension option.
     Swap transaction
     In addition, to enable us to meet certain financial covenants contained in the Term Loan and the 2005 Unsecured Credit Facility that limit the percentage of our outstanding indebtedness that may bear interest at a variable rate, we entered into a swap transaction with The Bank of Nova Scotia (the “Bank of Nova Scotia”) on May 2, 2006 to convert the interest rate on a notional amount of $250.0 million of our indebtedness from variable to fixed, at a fixed rate of 5.23% (the “Effective Rate”). Under the swap arrangement, which expires and will be settled in May 2007, we will pay to the Bank of Nova Scotia an amount equal to the interest payment applicable on the $250.0 million notional amount at the Effective Rate and the Bank of Nova Scotia will pay to us an amount equal to the interest payment applicable on the same notional amount at a variable interest rate based on LIBOR, which initially is 5.04% and will be recalculated monthly. Such payments between us and the Bank of Nova Scotia will occur monthly. We may terminate the swap arrangement at any time provided that we and the Bank of Nova Scotia settle any pending settlement amounts at such time of termination.
     Prior and possible future relationships with lending and swap parties
     Certain of the lenders under the Term Loan Agreement, including Deutsche Bank, directly or through their affiliates, are lenders under the 2005 Unsecured Credit Facility, have other pre-existing relationships with us and our subsidiaries, and have provided commercial lending, investment banking, advisory and other services to us and our subsidiaries for which they have received customary fees and expenses. In addition, from time to time in the future, they and other lenders under the Term Loan Agreement and the 2005 Unsecured Credit Facility, directly or through their affiliates, may provide additional services to, or engage in transactions with, us and our subsidiaries in the ordinary course of business for which they may receive customary fees and expenses.
     In addition, we have entered into interest rate swap, cap and similar arrangements and derivative transactions with the Bank of Nova Scotia to manage our exposure to interest rate volatility and its effect on our outstanding fixed and variable rate indebtedness. From time to time, we may continue to enter into such transactions with the Bank of Nova Scotia and its affiliates in the ordinary course of business. Further, the Bank of Nova Scotia, directly and through its affiliates, has provided, and may continue to provide from time to time, commercial lending, investment banking, advisory and other services to, or engage in transactions with, us and our subsidiaries in the ordinary course of business for which they may receive customary fees and expenses.

     Filing of exhibits and availability of additional information
     A description of the 2005 Unsecured Credit Facility, which contains various financial covenants and other material terms, can be found in our Annual Report on Form 10-K for the year ended December 31, 2005 and filed with the Securities and Exchange Commission (“SEC”) on March 14, 2006 (the “2005 10-K”) and our Current Report on Form 8-K dated October 31, 2005 and filed with the SEC on November 2, 2005. In addition, discussions of our reliance on the 2005 Unsecured Credit Facility as an important source of our liquidity and certain risk factors relating to the facility, as may be updated from time to time, can be found in the 2005 10-K.
     The foregoing description of the Term Loan Agreement and the Amendment are qualified in their entirety by the terms and conditions of the Term Loan Agreement and the Amendment, executed copies of which are being filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K. In addition, the foregoing description of the swap transaction is qualified in its entirety by the terms and conditions of the Swap Agreement. An executed copy of the agreement that governs the swap arrangement is not being filed with this Current Report on Form 8-K. Instead, we anticipate filing such agreement as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending June 30, 2006. An executed copy of the amended and restated unsecured credit agreement for the 2005 Unsecured Credit Facility has been filed as Exhibit 10.5 to the 2005 Form 10-K.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     On May 2, 2006, we announced the completion of the acquisition of a portfolio of the following 13 properties, totaling approximately 4.0 million square feet, and several undeveloped land parcels (the “Arden Portfolio”), from Arden Realty, Inc. (“Arden”) and certain of its subsidiaries (the “Acquisition”) for an aggregate consideration of approximately $1.63 billion. The Arden Portfolio is comprised of the following properties, all of which are concentrated in West Los Angeles and San Diego:
•	257,000 square foot office building located in the complex known as the Howard Hughes Center at 6060 Center Drive in Los Angeles;

•	288,000 square foot office building located in the Howard Hughes Center at 6080 Center Drive in Los Angeles;

•	286,000 square foot office building located in the Howard Hughes Center at 6100 Center Drive in Los Angeles;

•	103,000 square foot office building located in the Howard Hughes Center at 6601 Center Drive in Los Angeles;

•	318,000 square foot office building known as the Howard Hughes Tower located in the Howard Hughes Center at 6701 Center Drive in Los Angeles;

•	37,000 square foot building known as the Spectrum Center located in Howard Hughes Center at 6701 Park Terrace in Los Angeles;

•	313,000 square foot office building known as the Westwood Center, located at 1100 Glendon Avenue in Los Angeles;

•	161,000 square foot office building, located at 9665 Wilshire Boulevard in Los Angeles;

•	409,000 square foot office building, located at 5670 Wilshire Boulevard in Los Angeles;

•	471,000 square foot office building known as the World Savings Center, located at 11603 Wilshire Boulevard in Los Angeles;

•	599,000 square foot, four-building office complex known as the Sorrento Towers, located at 5355 and 5375 Mira Sorrento Place in San Diego;

•	566,000 square foot office building located at 701 B Street in San Diego;

•	170,000 square foot office building, located at 707 Broadway in San Diego; and

•	certain undeveloped parcels of land located in Los Angeles, which can accommodate the development of up to 490,000 square feet of office space and 600 residential units.
     We acquired the Arden Portfolio in a two-step transaction, first acquiring all of the equity interests in a limited liability company that owns the office building located at 5670 Wilshire Boulevard and substantially all of the equity interests in a second limited liability company that owns the Spectrum Center, followed by the acquisition of fee or ground lease interests in the 11 remaining properties, certain undeveloped parcels of land and the remaining equity interests in the second limited liability company. The Acquisition occurred (a) pursuant to the previously disclosed Purchase and Sale Agreement, dated December 19, 2005, as amended by that First Amendment dated December 21, 2005 (collectively, the “Purchase Agreement”), by and between Trizec Holdings Operating LLC, the entity through which we own substantially all of our assets and conduct substantially all of our businesses and of which we are the managing member (the “Trizec OP”), and General Electric Capital Corporation (“GECC”), and (b) in conjunction with the completion of the merger of Arden and its operating partnership, Arden Realty Limited Partnership (“Arden OP”), with various subsidiaries of GECC on May 2, 2006 pursuant to the previously disclosed Agreement and Plan of Merger, dated as of December 21, 2005 (the “Merger Agreement”), as amended, by and among us, Trizec OP, Arden, Arden OP, GECC and certain of GECC’s subsidiaries.
     We financed the purchase consideration through a combination of a draw of the entire $1.3 billion available for borrowing under the Term Loan that is more fully described under Item 1.01 of this Current Report on Form 8-K, a draw of approximately $140.0 million under our existing 2005 Unsecured Credit Facility, available cash, our assumption of an approximately $58.5 million outstanding mortgage loan encumbering one of the properties, and the issuance by Trizec OP of approximately 2.5 million common units of its limited liability company membership interests, valued at approximately $61.4 million, to certain eligible limited partners of Arden OP. These common units become redeemable for cash or, at our election, shares of our common stock beginning one year from their issuance under the terms of Trizec OP’s limited liability company operating agreement. In addition, holders of these common units are entitled to certain registration rights pursuant to an agreement we entered into with such holders.
     Copies of the Purchase Agreement and the Merger Agreement have been previously filed as Exhibits 2.1 and 2.2, respectively, to our Current Report on Form 8-K dated December 19, 2005 and filed with the SEC on December 22, 2005.
     Under Regulation S-X of the Securities Act of 1933, as amended, we are required to prepare and file certain historical financial statements and related notes relating to the Arden Portfolio and certain pro forma financial statements and related notes resulting from the Acquisition. These financial statements and related notes are not being provided with this Current Report on Form 8-K. Instead, we will file such required financial statements and related notes within 75 calendar days after May 2, 2006, the date of this Current Report on Form 8-K, through either an amendment to this Current Report on Form 8-K or a new Current Report on Form 8-K.
Item 2.03. Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On May 2, 2006, the Borrowers borrowed $1.3 billion under the Term Loan Agreement, the terms of which are more fully described under Item 1.01 above. We used the entire proceeds from this borrowing to finance a significant portion of the purchase price for the acquisition of the Arden Portfolio, as more fully described under Item 2.01 above. We currently are the sole guarantor of the Term Loan but some of our subsidiaries may be required to become additional guarantors under certain circumstances in the future. The description of the Term Loan Agreement and material terms of the Term Loan are set forth in Item 1.01 above and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
          (a) Not applicable.
          (b) Not applicable.
          (c) Not applicable.
          (d) Exhibits.

Exhibit
Number	Description

10.1	Credit Agreement, dated as of May 2, 2006, among Trizec Partners Real Estate, LP and Trizec Cal Holdings, LLC, as Borrowers, Trizec Properties, Inc., as Guarantor, and Deutsche Bank Trust Company Americas.

Exhibit
Number	Description

10.2	First Amendment, dated as of March 31, 2006 and effective as of May 2, 2006, to Amended and Restated Credit Agreement, among Trizec Holdings Operating LLC, Trizec Properties, Inc., certain of its subsidiaries, Deutsche Bank Trust Company Americas, and various lender parties thereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.
Date: May 4, 2006	By:	/s/ Timothy H. Callahan
Timothy H. Callahan
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Credit Agreement, dated as of May 2, 2006, among Trizec Partners Real Estate, LP and Trizec Cal Holdings, LLC, as Borrowers, Trizec Properties, Inc., as Guarantor, and Deutsche Bank Trust Company Americas.

10.2	First Amendment, dated as of March 31, 2006 and effective as of May 2, 2006, to Amended and Restated Credit Agreement, among Trizec Holdings Operating LLC, Trizec Properties, Inc., certain of its subsidiaries, Deutsche Bank Trust Company Americas, and various lender parties thereto.